Exhibit 99.2
News Release

Boeing Corporate Offices 100 North Riverside Plaza Chicago, IL 60606 www.boeing.com
Boeing Board Raises Share Repurchase Authorization to $14 Billion, Increases Dividend 20 Percent

CHICAGO, Dec. 14, 2015 - The Boeing board of directors has raised the company's authorization for its share repurchase program to $14 billion and declared that the company's quarterly dividend will increase 20 percent to $1.09 per share.
"Once again, we are demonstrating our commitment to a balanced cash deployment strategy that fuels investments in our people, innovation and growth, and returns significant value to our shareholders,” said Boeing President and Chief Executive Officer Dennis Muilenburg. "Our strategy is rooted in a foundation of strong operating performance across our business, confidence in our team and long-term market outlook and an unmatched portfolio of products and services.”
The new $14 billion repurchase authorization replaces the $12 billion authorization approved last December, of which $5.25 billion remained. Share repurchases for 2015 have been completed for a year-end total of $6.75 billion.
Repurchase activity is expected to resume in January 2016. The timing and volume of repurchases are at the discretion of Boeing management, however it is expected that repurchases under the new share authorization will be made over the next two to three years.
Boeing has increased the dividend for five consecutive years and has paid a dividend consistently for more than 75 years.
"We continue to take a disciplined approach to managing our financial strength, channeling our strong cash flow generation toward continued investments in the business and consistent returns for our shareholders," said Greg Smith, Boeing executive vice president of Business Development and Strategy and chief financial officer.
The dividend declared today is payable March 4, 2016, to shareholders of record as of Feb. 12, 2016.

Forward-Looking Information Is Subject to Risk and Uncertainty
Certain statements in this release may be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as "expects," "forecasts," "projects," "plans," "believes," "estimates," and similar expressions are used to identify these forward-looking statements.  Examples of forward-looking statements include statements relating to our future plans, business prospects, financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current assumptions about future events that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual events to differ materially from these forward-looking statements, including economic conditions in the United States and globally, general industry conditions as they may impact us or our customers, and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update or revise any such statement, except as required by law.

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